Exhibit 10.24

LOAN AGREEMENT

THIS Loan Agreement (this “Agreement”) is executed on December 4, 2018 in Shanghai, the People’s Republic of China (“PRC”) by and among the following parties:

1.	Min Gao, Chinese, ID No.: [REDACTION];

2.	Wanting Xu, Chinese, ID No.: [REDACTION] (together with Min Gao hereinafter referred to as “Borrower”); and

3.

Shanhai Zhicao Information Technology Co., Ltd., a limited liability company established and validly existing under PRC law with its registered address at Room JT7583, Block 2, 4268 Zhennan Road, Jiading District, Shanghai (“Lender”).

In this Agreement, the above parties are individually referred to as a “Party” and are collectively referred to as “Parties”.

Whereas:

1.	The Lender is a wholly foreign-owned enterprise registered and established under the PRC law;

4.

As of the date of this Agreement, the Borrowers collectively own 100% of the equity interests in the Shanghai Big Rhinoceros Horn Information Technology Co., Ltd. (the “Domestic Company”), and their respective capital contribution amount and shareholding ratios are shown in Schedule I attached hereto;

2.	The Lender intends to provide the Borrowers with a loan for the purposes as specified in this Agreement.

Therefore, the Parties reached the agreements through negotiation as follows:

Article 1        Definitions

1.1	In this Agreement:

“Loan” means any and all loans provided by the Lender to the Borrower under this Agreement;

“Due date” shall have the meaning under Article 4.1 of this Agreement;

“Notice of Repayment” shall have the meaning under Article 4.2 of this Agreement;

“Repayment Application” shall have the meaning under Article 4.3 of this Agreement.

1.2	Relevant capitalized terms used and mentioned herein shall have the meanings given to them as below:

“Articles” shall be interpreted as articles in this Agreement unless the context of this Agreement stipulates otherwise;

“Taxes and Fees” shall be interpreted as a charge of any tax, fee, tariff, or other charges of equivalent nature (including, but not limited to, any fine or interest relating to the taxes and fees that are not paid or delayed).

The “Borrower” or “Borrowers” and the “Lender” shall be interpreted as including successors and assignees of all Parties.

1.3

Unless otherwise specified, any reference made herein to this Agreement or any other agreement or document shall, depending on the situation, be interpreted as references made to the amendments, changes, substitutions or supplements that have been made or could be made from time to time to this Agreement or to such other agreements or documents.

Article 2        Loan

2.1

Based on the terms and conditions of this Agreement, the Lender agrees to provide loans to the Borrowers in accordance with the terms and conditions stipulated herein. The actual amount of the Loan shall be separately determined by the Borrowers and the Lender in written. The Borrowers agree to accept the aforesaid Loan provided by the Lender in accordance with the conditions and terms stipulated in this Agreement and to provide funds to the Domestic Company to develop its business. Without the consent of the Lender, the Borrower shall not use the Loan for any purpose other than those stipulated herein.

2.2	The Parties confirm that the Borrowers shall perform repayment obligations and other obligations under this Agreement to the Lender in accordance with the provisions of this Agreement.

2.3

According to the requirements of the Lender, the Borrowers has executed an Equity Pledge Agreement with the Lender, the Domestic Company and other shareholders of the Domestic Company on the date the same as the execution date hereof, pursuant to which the Borrowers have pledged all the shares of the Domestic Company owned by them to the Lender as a guarantee for the Loan.

Article 3        Interest

Unless otherwise agreed herein, the Lender acknowledges and confirms that the Loan under this Agreement shall be free of any interest whatsoever.

Article 4        Repayment

4.1

Unless the Parties unanimously agree to extend the Loan, any loan under this Agreement shall be fully repaid by the Borrowers at one time on one of the following dates whichever occurs earlier (“Due Date”): (i) upon the expiration of ten (10) years after the execution of this Agreement, or (ii) upon the expiration of the operation term of the Lender, or (iii) upon the expiration of the operation term of the Domestic Company. Under such circumstance, to the extent that there is no violation of applicable laws and regulations, the Lender shall have the right to purchase or appoint a third party to purchase all the shares of the Domestic Company held by the Borrowers at that time at the lowest price permitted by the laws and regulations. The Parties agree to sign a separate agreement with other relevant parties with regard to the above matters.

4.2

From the execution date of this Agreement to the Due Date, the Lender may, at any time, decide to accelerate the maturity of the Loan on its absolute sole discretion by issuing a notice of repayment (“Repayment Notice”) to the Borrowers thirty (30) days in advance, requiring the Borrowers to repay part or all of the Loan amount. Under the circumstance that the Lender requests the Borrowers to repay according to the aforesaid provisions, the Parties agree and confirm that the Borrowers shall repay the Loan provided by the Lender to the Borrowers hereunder only by way of the following: to the extent permitted under PRC laws and regulations, the Borrowers shall, according to the requirements specified in the written notice of the Lender, transfer the equity interests of the Domestic Company to the Lender or its designated person, and repay the Loan hereunder to the Lender with the proceeds gained from their equity transfer. The Lender shall provide unconditional financial support to the Domestic Company based on this Agreement or any other agreement. Regardless of any provision otherwise agreed under this Agreement, the Lender irrevocably agrees that, if Borrowers are not able to (i.e. not permitted by law) repay the Loan in accordance with the provisions of this Agreement, it shall waive the right of requesting the repayment of the Borrowers.

4.3

When the Loan is due and the Borrowers are required to transfer the equity interests to the Lender or the person designated by the Lender, if, due to legal requirements or other reasons, the actual transfer price of the equity interests (the “Equity”) of the Domestic Company received by the Borrowers is higher than the principal of the Loan, the difference between the proceeds obtained from the Borrowers’ assignment of the Equity and the principal of the Loan shall be deemed as the interest of the Loan or as the cost for the occupation of funds, and shall be repaid to the Lender along with the principal of the Loan.

4.4	The Borrowers shall repay the aforementioned corresponding amount in cash or repay it in other forms determined by the resolution made by the Lender’s board of directors appropriately.

4.5

When the Borrowers repay the aforementioned corresponding amount in accordance with this Article 4, all Parties shall complete the agreed equity transfer matters at the same time, and ensure that the payment has been fully made. Meanwhile, the Lender or the third party designated by the Lender shall have legally and completely accepted the Equity of the Domestic Company according to the above-mentioned agreement, and there is no pledge or any other encumbrance on such equity interest. The Borrowers shall provide all reasonable assistance according to the foregoing agreement for the equity transfer of the Domestic Company, and cause other shareholders of the Domestic Company to waive their rights of first refusal.

4.6

Only when the Borrowers transfer all the equity interests in the Domestic Company they hold to the Lender or the third party designated by the Lender in accordance with this Article 4, and after the Loan is fully repaid (including the principal of the Loan and the maximum interest or cost of funds of the Loan as allowed by the applicable law at that time), it shall be deemed as a complete performance of the Borrower’s repayment obligations under this Agreement.

Article 5        Taxes and Fees

All taxes and fees related to the Loan shall be borne by the Lender.

Article 6        Confidentiality

6.1

Whether or not this Agreement has been terminated, the Borrowers shall maintain confidentiality of all the information relating to the Lender’s trade secret, proprietary information, client information (“Confidential Information”) known to or obtained by the Borrowers during the course of execution and performance of this Agreement. The Borrowers shall only use such Confidential Information for purpose of their performance of their obligations hereunder. Without the Lender’s written consent, any of the Borrowers shall not disclose any Confidential Information to any third party, otherwise such Borrower shall bear the default liabilities and compensate the losses incurred to the Lender.

6.2	The following information is not deemed as Confidential Information:

(a)	Any information is known and obtained by the recipient previously through legitimate form which could be evidenced by proof;

(b)	Information of the public which is not due to the recipient’s fault; or

(c)	Information obtained through other legitimate form by the recipient after the recipient received the information.

6.3

Subsequent to the termination of this Agreement, the Borrowers shall return, destroy all the documents, materials or software containing the Confidential Information or dispose in other corresponding ways upon request from the Lender, and refrain from using such Confidential Information.

6.4	Notwithstanding any other provision hereunder, the effect of this Article 6 shall not be influenced by suspension or termination of this Agreement.

Article 7        Representations and Warranties

7.1

The Borrowers hereby irrevocably covenant and warrant that, without the prior written consent from the Lender, the Borrowers shall not make or authorize other person (including but not limited to the director of the Domestic Company nominated by the Lender) to make any resolution, instruction, consent or order in any way, to prompt the Domestic Company to make any transaction which will or may substantially affect the assets, rights, obligations or business (“Prohibited Transactions”) of the Domestic Company (including their branches and/or subsidiaries), including but not limited to:

(1)

borrow money from a third party or undertake any debt (except for the debts or guarantees arising from normal daily business activities and beyond the annual budget which amount does not exceed RMB 10,000,000 each);

(2)	provide guarantees to third parties for its own debt or provide any guarantee to a third party;

(3)	transfer any business, major assets, actual or potential business opportunities to a third party;

(4)	transfer or license any domain name, trademark, or other intellectual property (if any) that are legally owned by the Domestic Company to a third party;

(5)	transfer part or all of its equity interests in the Domestic Company to a third party;

(6)	any other major transaction;

or shall not execute any agreement, contract, memorandum or other form of transaction documents (“Prohibited Document”) concerning the Prohibited Transaction, and shall not indulge the process of any Prohibited Transaction or the execution of any Prohibited Document by any omission.

7.2

It will cause the directors and managers of the Domestic Company to strictly abide by this Agreement when performing their duties as the directors or managers, and do not conduct any action or omission which is contrary to any covenant aforementioned in any way.

Article 8        Notice

8.1

All notices and other communications required or sent under this Agreement shall be delivered personally, through registered mail, postage paid or business express service or fax to the Party’s following address. Each notice shall also be delivered by email at the same time. The dates on which the notices deemed to have been effectively delivered shall be determined as follows:

8.1.1

For notices delivered by personal delivery, express service or registered mail, postage paid, the effective delivery date shall be deemed as the date of delivery or refusal of receipt at the address specified for notices.

8.1.2	For notices delivered by fax, the effective delivery date shall be the date of successful transmit (as evidenced by an automatically generated confirmation of transmission)

8.2	For the purpose of notice, the addresses of the Parties are as follows:

The Borrowers:

Min Gao

Address: [REDACTION]

Recipient: [REDACTION]

Mobile:    [REDACTION]

Wanting Xu

Address: [REDACTION]

Recipient: [REDACTION]

Mobile:    [REDACTION]

The Lender:    Shanghai Zhicao Information Technology Co., Ltd.

Address: [REDACTION]

Recipient: [REDACTION]

Mobile:    [REDACTION]

8.3	Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

Article 9        Default Liability

9.1

The Borrowers covenant that it will undertake the corresponding liability to compensate to the Lender for any action, charge, claim, cost, damage, request, fee, liability, loss and procedure suffered or caused by the Borrower’s violation of any obligation under this Agreement.

9.2	Notwithstanding any other provision of this Agreement, the effectiveness of this Article will not be influenced by suspension or termination of this Agreement.

Article 10        Miscellaneous

10.1	This Agreement is written in Chinese and executed in three (3) copies. Each party of this Agreement shall have one (1) and all the copies shall have equal legal effect.

10.2	The conclusion, effectiveness, implementation, modification, interpretation and termination of this Agreement shall all be governed by PRC laws.

10.3

Any dispute arising under this Agreement or related to this Agreement shall be resolved through negotiation among the disputing Parties. If the disputing Parties cannot reach an agreement within thirty (30) days after the dispute arose, the dispute shall be submitted to China International Economic and Trade Arbitration Commission. The arbitration shall be conducted in Shanghai according to the valid arbitration rules when submitting. The award of the arbitral tribunal shall be final and binding on all disputing Parties.

10.4

Any right, power, and remedy given to the Parties by any provision in this Agreement shall not exclude any other right, power or remedy the Party enjoys in accordance with the laws and other provisions under this Agreement. In addition, the exercise by one Party of its rights, powers and remedies shall not exclude such Party’s exercise of other rights, powers and remedies it enjoys.

10.5

Any Party’s failure or delay to exercise any right, power and remedy enjoyed by this Agreement or laws (“Such Party’s Rights”) will not cause waiver of such rights. In addition, waiver of any single or part of Such Party’s Right will not exclude such Party’s exercising of such rights in other ways and exercising other rights.

10.6	The title of Articles in this Agreement is only set for reference only, and such titles shall not be used to or affect the interpretation of Articles in this Agreement under any circumstance.

10.7

Each Article of this Agreement can be severable and independent from any other Article. If at any time any one or several Articles of this Agreement are found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining Articles of this Agreement shall not be affected thereby.

10.8

This Agreement and the schedules hereof shall replace all verbal or written agreements, understandings and communications which covenanted previously by all Parties in respect of the standard contents of this Agreement and its schedules. Any amendment and supplement to this Agreement shall be made in writing and shall take effect after properly executed by the Parties hereto.

10.9

Without the prior written consent from the Lender, any Borrower shall not transfer any of its rights and/or obligations under this Agreement to any third party; The Lender shall have the right to transfer any of its rights under this Agreement to any third party it designated without prior notice to any Borrower or consent from any Borrower.

10.10	This Agreement shall be binding on legitimate assignees or successors of the Parties.

[The remainder of this page intentionally left in blank.]

[Signature Page]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

Min Gao
Signature:	/s/ Min Gao

Wanting Xu
Signature:	/s/ Wanting Xu

Shanghai Zhicao Information Technology Co., Ltd.
(Seal)

Signature:	/s/ Wanting Xu
Name:	Wanting Xu
Title:	Legal Representative

The Signature Page of Loan Agreement

SCHEDULE I

Company Name: Shanghai Big Rhinoceros Horn Information Technology Co., Ltd.

Shareholding Structure:

Shareholder Name	Amount of Contribution of Company’s registered capitals (RMB/Yuan)	Shareholding Ratio
Min Gao	6,000,000	60%
Wanting Xu	4,000,000	40%

Total	10,000,000	100%